SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 13, 2003

KOHL’S CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	1-11084	39-1630919
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Identification No.)

N56 W17000 Ridgewood Drive

Menomonee Falls, WI 53051

(Address of principal executive offices)

Registrant’s telephone number, including area code: (262) 703-7000

Item 5.  Other Events.

On June 13, 2003, Kohls Corporation announced that the holders of approximately 99.5% of its outstanding Liquid Yield Option Subordinated Notes (LYONs) due 2020 had exercised their option to redeem their notes, in accordance with the terms of the LYONs.  The deadline for holders to notify Kohl’s of their election to redeem the LYONs expired at 5:00 p.m. on June 12, 2003.  The Company has elected to redeem these notes for cash.  The total amount payable by the Company for the LYONs being redeemed is approximately $345 million, which will be paid by the Company today from available funds.  The remaining LYONs are callable by the Company at any time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KOHL’S CORPORATION

Date:  June 13, 2003

_/s/ Richard D. Schepp______________________

Richard D. Schepp

Executive Vice President,

General Counsel and Secretary